Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Symantec Corporation:
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203, 33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694, 33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021, 333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874, 333-64174, 333-81146, 333-102096, 333-106173, 333-116547, 333-117176, 333-119872 and 333-126403, 333-140252, 333-141986) and Form S-3 (Nos. 33-82012, 33-63513, 333-77072, 333-127958 and 333-127959, 333-139230) of Symantec Corporation, of our reports dated May 23, 2007, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2007, and the related financial statement schedule listed in Item 15, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in this annual report on Form 10-K of Symantec Corporation.
As discussed in the “Summary of Significant Accounting Policies”, immediately preceding note 1 to the consolidated financial statements effective April 1, 2006, Symantec Corporation adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

/s/ KPMG LLP

Mountain View, California
May 23, 2007